Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statements Nos. 333-191535, 333-173211, 333-169287, 333-153444, this Post-Effective Amendment No. 2 to Registration Statement No. 333-122172, this Post-Effective Amendment No. 3 to Registration Statement No. 333-61925 and this Post-Effective Amendment No. 4 to Registration Statement No. 333-38912 on Form S-8 of Forest City Realty Trust, Inc. (collectively, this “Post-Effective Amendment”) of our report dated February 24, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Forest City Enterprises, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the incorporation by reference in this Post-Effective Amendment of our report dated March 26, 2014 relating to the financial statements of FC HCN University Park, LLC and subsidiaries, which appears in Forest City Enterprises, Inc.’s Amendment No. 1 to Form 10-K for the year ended December 31, 2014.
/s/ PricewaterhouseCoopers LLP
Cleveland, OH
January 4, 2016